                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BLACK WARRIOR WIRELINE CORP. ANNOUNCES EMPLOYMENT OF ROB MCNALLY AS EXECUTIVE VICE PRESIDENT AND ELECTION AS DIRECTOR

WEDNESDAY, JANUARY 18, 2006

Columbus, Mississippi. Black Warrior Wireline Corp. (OTCBB-BWWR ("Black Warrior" or the "Company") announced today that Rob McNally, 35, has been elected a director of the Company and employed as the company's Executive Vice President. In this role as Executive Vice President, Mr. McNally will be responsible for corporate strategy, mergers and acquisitions, managing capital market and banking activities as well as other finance and operational duties.

McNally, a 12-year oil service industry veteran, has experience in corporate finance, mergers and acquisitions, capital raising, operations, marketing and sales.

"Rob brings exceptional financial, capital markets, operational and industry knowledge to Black Warrior", said Bill Jenkins, President and CEO, Black Warrior. "His established success in the energy and investment communities positions him well for this role, where he will be an asset to the Company".

Since 2000, Mr. McNally served in the corporate finance department of Simmons & Company International, a leading energy investment bank, primarily providing investment banking and corporate finance advisory services to oilfield service companies. In that capacity, Mr. McNally led numerous mergers, acquisitions and divestitures as well as capital raising activities in private and public markets. As an employee of Simmons & Company International, Mr. McNally served as Black Warrior's primary financial advisor from 2001 through 2005.

From 1994 through 2000, Mr. McNally worked in a variety of operations, sales and marketing roles for Schlumberger Ltd. Mr. McNally was a cased-hole wireline engineer for Schlumberger in the Gulf of Mexico and in South Louisiana for almost three years.

Mr. McNally earned a bachelors degree in Mechanical Engineering from the University of Illinois, a bachelors degree in Mathematics from Knox College and a MBA with a concentration in finance from Tulane University.

Black Warrior is an oil and gas service company providing services to oil and gas well operators primarily in the United States and in the Gulf of Mexico. It is headquartered in Columbus, Mississippi. Additional information may be obtained by contacting Ron Whitter, Chief Financial Officer, at (662) 329-1047.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

         With the exception of historical matters, the matters discussed in this press release are "forward-looking statements" as defined under the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The Company intends that the forward-looking statements herein be covered by the safe-harbor provisions for forward-looking statements contained in the Securities Exchange Act of 1934, as amended, and this statement is included for the purpose of complying with these safe-harbor provisions. Forward-looking statements include, but are not limited to, the matters described herein. Such forward-looking statements relate to the Company's ability to implement its intended business strategy, which includes, among other things, the completion of its previously announced recapitalization transactions. Such statements also include the possible completion of any future business acquisition transactions. The Company cautions readers that various risk factors, including adverse developments in general economic conditions, changes in capital markets, adverse developments in the natural gas and oil industry and the natural gas and oil service sector, in particular, and weather events disrupting natural gas and oil operations could cause the Company's operating results and financial condition to differ materially from those expressed in any forward-looking statements made by the Company and could adversely affect the Company's financial condition and its ability to pursue its business strategy and plans. Readers should refer to the Company's Annual Report on Form 10-K and the risk factors disclosed therein.